   As filed with the Securities and Exchange Commission on February 14, 2001.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                  ABGENIX, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   94-3248826
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                              7601 Dumbarton Circle
                                Fremont, CA 94555
                                 (510) 608-6500

       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                ABGENIX, INC. 1999 NONSTATUTORY STOCK OPTION PLAN

                            (Full title of the plan)

                                 R. Scott Greer
                            Chief Executive Officer
                                  Abgenix, Inc.
                              7601 Dumbarton Circle
                                Fremont, CA 94555
                                 (510) 608-6500

  (Name, Address Including Zip Code, and Telephone Number Including Area Code,
                              of Agent for Service)

                                    COPY TO:

                              Peter T. Healy, Esq.
                              O'Melveny & Myers LLP
                         275 Battery Street, Suite 2600
                         San Francisco, California 94111


                         CALCULATION OF REGISTRATION FEE

================================ ================= ======================= ======================== =================
                                                       Proposed maximum        Proposed maximum         Amount of
   Title of securities being       Amount to be       offering price per      aggregate offering       registration
          registered              registered (1)          share (2)                price (2)             fee (2)
-------------------------------- ----------------- ----------------------- ------------------------ -----------------
Common Stock, par value             3,000,000              $36.21875              $108,656,250            $27,165
$0.0001 per share                     Shares
================================ ================= ======================= ======================== =================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the 1999 Nonstatutory Stock Option Plan (the "Plan").

(2) Pursuant to Rule 457(h), because the price of the shares to be issued pursuant to the Plan is not currently determinable, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high ($37.4375) and low ($35.00) sale prices of Abgenix, Inc. Common Stock as reported on the Nasdaq National Market System on February 9, 2001 (which is a date within five business days of the date of filing of this Registration Statement).

         Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of Abgenix, Inc., a Delaware corporation, relating to the Abgenix, Inc. 1999 Nonstatutory Stock Option Plan, file number 333-90707, filed with the Securities and Exchange Commission (the "Commission") on November 10, 1999, are incorporated herein by reference.

================================================================================

                                EXPLANATORY NOTE

         On November 10, 1999, Abgenix, Inc. filed a Form S-8 to register the shares issuable under its 1999 Nonstatutory Stock Option Plan. On January 8, 2001, the Board of Directors of Abgenix, Inc. voted to increase the number of shares available for grant under the company's 1999 Nonstatutory Stock Option Plan. This registration statement is filed to register such additional shares. Pursuant to General Instruction E of Form S-8, much of the information that would otherwise be required in this filing is incorporated by reference to that earlier registration statement. No control shares reoffer prospectus was included in that filing, and none is included in this filing.



                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

ITEM 8.   EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.       Description
-----------       ----------------------------------------------------------------------------------------
4.1               Amendment to Abgenix, Inc. 1999 Nonstatutory Stock Option Plan, dated
                  January 8, 2001 (increasing number of shares subject to the Plan)

5.1               Opinion of O'Melveny & Myers LLP (opinion re: legality)

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Counsel (included in Exhibit 5.1)

24.1              Power of Attorney (included on the signature page of this Registration Statement)


ITEM 9.  UNDERTAKINGS

         Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 14, 2001.

                                    ABGENIX, INC.

                                    By: /s/ R. SCOTT GREER
                                       -----------------------------------------
                                           R. Scott Greer
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, R. SCOTT GREER and KURT W. LEUTZINGER, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by such attorney to any and all amendments to such registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                  TITLE                               DATE
-----------------------------------     ---------------------------------------    --------------------------
/s/ R. SCOTT GREER                          Chairman and Chief                          February 14, 2001
-----------------------------------         Executive Officer (Principal
  R. Scott Greer                            Executive Officer)

/s/ KURT W. LEUTZINGER                      Chief Financial Officer                     February 14, 2001
-----------------------------------         (Controller and Principal
  Kurt W. Leutzinger                        Accounting Officer)

/s/ STEVEN A. SHERWIN, M.D.
-----------------------------------         Director                                    February 14, 2001
  Steven A. Sherwin, M.D.

/s/ M. KATHLEEN BEHRENS, Ph.D.
-----------------------------------         Director                                    February 13, 2001
  M. Kathleen Behrens, Ph.D.

/s/ RAJU S. KUCHERLAPATI, Ph.D.
-----------------------------------         Director                                    February 14, 2001
  Raju S. Kucherlapati, Ph.D.

/s/ MARK B. LOGAN
-----------------------------------         Director                                    February 14, 2001
  Mark B. Logan


-----------------------------------         Director                                    February ___, 2001
  Joseph E. Maroun

                                  EXHIBIT INDEX

         Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.       Description
-----------       ----------------------------------------------------------------------------------------
4.1               Amendment to Abgenix, Inc. 1999 Nonstatutory Stock Option Plan, dated
                  January 8, 2001 (increasing number of shares subject to the Plan)

5.1               Opinion of O'Melveny & Myers LLP (opinion re: legality)

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Counsel (included in Exhibit 5.1)

24.1              Power of Attorney (included on the signature page of this Registration Statement)